Exhibit 99.1

May 3, 2012	Opinion	05/03/2012

Leavitt, Mary Hannah

Document Name:	Memorandum Opinion (173 pages)
Comment:

Upon consideration fo the Rehabilitator’s Amended Petitions for Liquidation of Penn Treaty Network America Insurance Company (In Rehabilitation) and American Network Insurance Company (In Rehabilitation) (collectively, Companies) and the evidence adduced at the hearings thereon, it is ordered as follows: 1. The Amended Petitions are denied for the reasons set forth in the accompanying Opinion. 2. The Court’s orders of 1-6-09, remain in effect. Paragraphs 9 and 10 of the 1-6-09, orders are amended as follows: The Rehabilitator will not refuse to pay claims or refuse to renew the Companies’ long-term care insurance policies without prior Court approval. 3. The Rehabilitator shall develop a plan of rehabilitation of the Companies, in consultation with Intervenors, and shall submit a plan no later than 90 days following the date of this order. 4. The plan of rehabilitation must address and eliminate the inadequate and unfairly discriminatory premium rates for the OldCo business.